                                                                  Exhibit 10.24

                                 LOAN AGREEMENT

This Loan Agreement ("Agreement") is made and entered into this 30th day of January 1998 by and between Amkor Electronics, Inc. ("Amkor"), 1345 Enterprise Drive, West Chester, Pennsylvania 19380 and Mr. John Boruch, c/o 1900 South Price Road, Chandler, Arizona 85248 ("Borrower").

1. LOAN

   Subject to and in accordance with this Agreement, its terms, conditions, and covenants, Amkor agrees to lend to Borrower the principal amount of One Hundred Twenty Thousand Dollars ($120,000.00) ("Loan.").

2. INTEREST

   The Loan will bear interest on the unpaid principal at an annual rate of seven percent (7%). In the even of a default in payment, the aforesaid interest rate shall apply to the total of principal and interest due at the time of default.

3. PAYMENT

   Payments on the Loan will be made annually in the amount of Twenty-Nine Thousand Two Hundred Sixty-Six Dollars and Eighty-Eight Cents ($29,266.88). (See payment schedule attached hereto as Exhibit A.) The Loan may, at any time and from time to time, be paid or prepaid, in whole or in part, without premium or penalty. Upon the payment of the outstanding principal in full or all of the installments, if any, the interest on the Loan shall be computed and a final adjustment and payment of interest shall be made within five (5) days of the receipt of notice. Interest shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

4. NOTE

   The Loan shall be evidenced by a Note in the form attached hereto as Exhibit B (the "Note") executed by the Borrower and delivered to Amkor upon execution of this Agreement.

5. INDEMNITY

   Borrower shall fully indemnify Amkor from and against any commercially reasonable expense, loss, damage, or liability which it may suffer or incur as a consequence of any event of default or in seeking to enforce this Agreement. This shall include, but not be limited to, attorney's fees.

6. DEFAULT

   Borrower shall be in default: (i) if any payment due hereunder is not made within thirty (30) days of the date due; (ii) in the event of assignment by Borrower for the benefit of
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     creditors; or (iii) upon the filing of any voluntary or involuntary petition in bankruptcy by or against Borrower.

7.   GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, USA. Borrower hereby consents and submits to the personal jurisdiction of the courts located in the Commonwealth of Pennsylvania and waives any other venue to which Borrower might in any way be entitled, by virtue of domicile or otherwise. Borrower agrees that the federal and state courts of the Commonwealth of Pennsylvania shall exclusively have jurisdiction in regard to any dispute arising under this Agreement.

8.   MISCELLANEOUS

     8.1 No amendment to this Agreement shall be effective unless and until reduced to a writing and duly executed for and on behalf of the parties hereto.

     8.2 If any provisions of this Agreement become invalid, illegal, or unenforceable in any respect under any law, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        Amkor Electronics, Inc.

By:  [SIG]                              By:  [SIG]
     -----------------------------           -----------------------------
     John Boruch                             Frank J. Marcucci
                                             Executive Vice President
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                                                                       EXHIBIT B

                                PROMISSORY NOTE


$120,000.00                                                7% Interest Per Annum
                                                           January 30, 1998

In installments, as set forth, for value received, the undersigned, John Boruch promises to pay Amkor Electronics, Inc., a Pennsylvania corporation, 1345 Enterprise Drive, West Chester, Pennsylvania 19380, the sum of One Hundred Twenty Thousand Dollars ($120,000.00), together with interest from the date above on the unpaid principal balance due at the rate of seven percent (7%) per annum. Principal and interest shall be payable yearly in installments of Twenty-Nine Thousand Two Hundred Sixty-Six Dollars and Eighty-Eight Cents ($29,266.88) beginning on December 31, 1998 and continuing each December 31 until the loan amount and interest have been paid in full.

Should interest not be paid when due it shall thereafter bear interest at the same rate as the principal, but such unpaid interest so compounded shall not exceed an amount equal to the maximum rate of interest permitted by law computed on the unpaid principal balance. All payments shall be payable in lawful currency of the United States of America. The undersigned agrees to pay all costs of collection including reasonable attorneys' fees.

This Note may be prepaid at any time or from time to time in whole or in part without penalty, premium or permission. Any partial payment under this section shall be applied to the installments of the Note in the inverse order of their maturities.

This Note is the Note referred to in a certain Loan Agreement between John Boruch and Amkor Electronics, Inc. dated the 30 day of January 1998 and is subject to all of the terms and provisions of the Agreement.


[SIG]
--------------------------
John Boruch
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PRINCIPAL           120,000.00
INTEREST                     7%
TERM (YEARS)                 5


ANNUAL PAYMENT       29,266.88


          PRINCIPAL                                    PRINCIPAL      PRINCIPAL
YEAR      BEGINNING       PAYMENT       INTEREST       REDUCTION       ENDING
----      ----------     ---------      --------       ---------      ---------

 1        120,000.00     29,266.88      8,400.00       20,866.88      99,133.12
 2         99,133.12     29,266.88      6,939.32       22,327.57      76,805.55
 3         76,805.55     29,266.88      5,376.39       23,890.49      52,915.06
 4         52,915.06     29,266.88      3,704.05       25,562.83      27,352.23
 5         27,352.23     29,266.88      1,914.66       27,352.23           0.00
